SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               -------------------

Date of report (Date of earliest event reported) May 2, 2001
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                         THE FIRST AMERICAN CORPORATION
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             (Exact Name of the Registrant as Specified in Charter)

California                         0-3658                             95-1068610
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(State or Other Jurisdiction    (Commission                        (IRS Employer
of Incorporation)                File Number)                Identification No.)

1 First American Way, Santa Ana, California                           92707-5913
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code  (714) 800-3000
                                                    ----------------------------

                                 Not Applicable.
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          (Former Name or Former Address, if Changed Since Last Report)

Item 5.           Other Events.

                  See the attached Exhibit.

Item 7.           Exhibits.

                  99       Press Release



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






                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                THE FIRST AMERICAN CORPORATION



Date: May 8, 2001               By:/s/ Thomas A. Klemens
                                   ------------------------------
                                   Name:      Thomas A. Klemens
                                   Title:     Executive Vice President and Chief
                                              Financial Officer









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



                     THE FIRST AMERICAN CORPORATION REPORTS
                  OPERATING RESULTS FOR THE FIRST QUARTER 2001

SANTA ANA, Calif., May 2, 2001 - The First American Corporation (NYSE: FAF), the nation's leading, diversified provider of business information and related products and services, announced today operating results for the first quarter ended March 31, 2001.

     Net income for the first quarter 2001 was $27.0 million, or 39 cents per diluted share, which includes a $14.2 million pretax gain on the previously announced sale of the company's subsidiary, Contour Software, Inc., and a $3.6 million charge to earnings relating to the company's exit of the lender-placed homeowner's insurance business, a part of the National Information Group acquisition completed in May 1999. These items totaled a net benefit of $6.5 million on an after-tax basis, or 9 cents per diluted share. The resulting operational net income for the first quarter was $20.5 million, or 30 cents per diluted share, which compares with net income of $1.0 million, or 2 cents per diluted share, for the comparable quarter of 2000. Revenues for the first three months of 2001 totaled $781.0 million, an increase of 21 percent when compared with 2000 first quarter revenues of $646.2 million.

     "Fueled by lower interest rates, home sales and refinancing activity were comparable to the record levels experienced in 1998," stated Parker S. Kennedy, president of The First American Corporation. "The company benefited from the higher levels of lender-driven refinance activity, as evidenced by the 434,700 new title orders opened during the first quarter of 2001, the highest quarterly number of title orders opened in the company's history. New orders escalated 9 percent from January to February and an additional 21 percent from February to March. This record-setting volume should provide for strong second quarter results. During this period of robust real estate activity and high title-order counts, we were able to increase efficiencies and keep expenses stable, underscoring our ability to leverage technology and exercise solid expense controls."

                                    - more -

     Kennedy continued: "During 2001, we will experience the bottom-line benefits of our technology enhancements, market share expansion and strategic acquisitions. The successful sale of $210 million of our senior convertible debentures enables us to fund our growth through careful, sound acquisitions. We will continue to expand our diverse and profitable consumer



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

information and services segment, which provides a complete suite of information products for the automotive, employment, insurance and investment industries."

     The company also announced that direct operation title-order counts are now posted on the investor relations section of the company's Web site. New postings will be made approximately 20 working days after month-end and will include open as well as closed title-order transactions.

     The First American Corporation, based in Santa Ana, Calif., is the nation's leading, diversified provider of business information and related products and services. The corporation's three primary business segments include: title information and services; real estate information and services, which includes mortgage information services and database information and services; and
consumer information and services, which provides automotive, subprime and direct-to-consumer credit reporting; direct-to-consumer public records reporting; resident screening; pre-employment screening; property and automotive insurance tracking services; property and casualty insurance; home warranties; investment advisory; and trust and banking services. Information about the company and an archive of its press releases can be found on the Internet at www.firstam.com.

     Certain statements made in this press release, including those relating to benefits derived from title-order volumes, technology enhancements, market share expansion and acquisitions; and expansion of the company's consumer information and services segment are forward-looking. Risks and uncertainties exist which may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: interest rate fluctuations; changes in the performance of the real estate markets; general volatility in the capital markets; changes in applicable government regulations; consolidation among the company's significant customers and competitors; legal proceedings commenced by the California attorney general and related litigation; the company's continued ability to identify businesses to be acquired; changes in the company's ability to integrate businesses which it acquires; and other factors described in the company's Annual Report on Form 10-K for the year ended Dec. 31, 2000, filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.




                                    - more -


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


                         The First American Corporation
                              Summary of Earnings



                                                                 For the Three Months Ended
                                                                           March 31
                                                               -----------------------------------
                                                                    2001                  2000
                                                               -----------------------------------
Revenues                                                       $  780,951,000        $ 646,174,000
Income before income taxes and minority interests              $   53,408,000        $   3,885,000
Income Taxes                                                   $   19,500,000        $     800,000
Minority interests                                             $    6,922,000        $   2,083,000
Net income                                                     $   26,986,000        $   1,002,000
Net income per share:
  Basic                                                                 $0.42                $0.02
  Diluted                                                               $0.39                $0.02
Weighted average shares outstanding:
  Basic                                                            64,165,000           64,138,000
  Diluted                                                          68,797,000           65,322,000




                         The First American Corporation
                       Summary Balance Sheet Information

                                                                           March 31
                                                               ------------------------------------
                                                                    2001                  2000
                                                               ------------------------------------
Total assets                                                   $2,234,619,000        $2,060,699,000
Total equity                                                   $  910,694,000        $  793,605,000
Book value per share                                           $        14.04        $        12.53





                     (Additional Financial Data to Follow)



                                    - more -


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

                            Selected Financial Data
                                   (Unaudited)
                                                                                   For the Three Months Ended
                                                                                            March 31
                                                                  -------------------------------------------------------------
                                                                               2001                           2000
                                                                  -------------------------------    --------------------------
RESULTS OF OPERATIONS

Revenues

  Operating revenues                                              $                 750,184,000     $            635,865,000
  Investment and other income                                                        30,767,000                   10,309,000
                                                                  ------------------------------   ---------------------------
                                                                                    780,951,000                  646,174,000
                                                                  -------------------------------  ---------------------------
Expenses
  Salaries and other personnel costs                                                274,819,000                  250,204,000
  Premiums retained by agents                                                       189,407,000                  167,122,000
  Other operating expenses                                                          191,088,000                  166,360,000
  Provision for title losses and other claims                                        36,490,000                   30,123,000
  Depreciation and amortization                                                      24,433,000                   17,416,000
  Premium taxes                                                                       5,008,000                    5,288,000
  Interest                                                                            6,298,000                    5,776,000
                                                                  -------------------------------   ---------------------------
                                                                                    727,543,000                  642,289,000
                                                                  -------------------------------   ---------------------------
Income before income taxes and minority interests                 $                  53,408,000     $              3,885,000
                                                                  ===============================   ============================

OPERATING REVENUES

Title Insurance:
  Direct operations                                               $                 289,271,000     $            235,946,000
  Agency operations                                                                 234,254,000                  210,600,000
                                                                  -------------------------------   ---------------------------
                                                                                    523,525,000                  446,546,000
Real Estate Information                                                             162,233,000                  128,757,000
Consumer Information                                                                 64,426,000                   60,562,000
                                                                  -------------------------------   ---------------------------
Total operating revenues                                          $                 750,184,000     $            635,865,000
                                                                  ===============================   ===========================

INCOME BEFORE INCOME TAXES AND
  MINORITY INTERESTS

Title Insurance                                                   $                  19,677,000     $              6,252,000
Real Estate Information                                                              41,724,000                    2,864,000
Consumer Information                                                                  3,977,000                    9,594,000
                                                                  -------------------------------   ---------------------------
Total before corporate expenses and
  minority interests                                                                 65,378,000                   18,710,000
Corporate expenses                                                                   11,970,000                   14,825,000
                                                                  -------------------------------   ---------------------------
Income before income taxes and minority interests                 $                  53,408,000     $              3,885,000
                                                                  ===============================   ===========================

TITLE INSURANCE ORDER COUNTS
  FROM DIRECT OPERATIONS

Title orders opened:
  January                                                                               127,500                       87,400
  February                                                                              139,100                      100,300
  March                                                                                 168,100                      123,500
Title orders closed:
  January                                                                                72,900                       64,500
  February                                                                               84,000                       71,000
  March                                                                                 113,200                       94,800



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